UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address and zip code of principal executive offices)

(225) 292-2031 or (800) 467-2662

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock. $0.001 par value per share	AMED	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2023, Amedisys, Inc., a Delaware corporation ("Amedisys"), UnitedHealth Group Incorporated, a Delaware corporation ("UnitedHealth Group") and Aurora Holdings Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of UnitedHealth Group ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for, among other things and subject to the satisfaction or waiver of specified conditions set forth therein, the merger of Merger Sub with and into Amedisys (the "Merger"), with Amedisys surviving the Merger as a wholly-owned subsidiary of UnitedHealth Group.

The board of directors of each of Amedisys and Merger Sub has approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Amedisys common stock issued and outstanding (excluding shares held by Amedisys as treasury stock or owned by UnitedHealth Group or Merger Sub or any of their respective subsidiaries, in each case, immediately prior to the Effective Time) will be converted into the right to receive $101 per share in cash, without interest (the “Per Share Merger Consideration” and the total amount to be paid, the "Merger Consideration"), less any applicable withholding taxes.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, each outstanding time-based vesting Amedisys restricted stock unit award (each, an "Amedisys RSU") and Amedisys option to purchase shares of Amedisys common stock (each, an "Amedisys Option"), each as held by Amedisys employees, will be converted into an equivalent restricted stock unit award or option, as applicable, of UnitedHealth Group relating to the number of shares of UnitedHealth Group common stock (each, a "Converted RSU" or a "Converted Option", as applicable) equal to (1) the number of shares of Amedisys common stock subject to such Amedisys RSU or Amedisys Option immediately prior to the Effective Time, multiplied by (2) the Per Share Merger Consideration divided by the volume-weighted average of the closing sale prices per share of UnitedHealth Group common stock on the New York Stock Exchange on each of the five full consecutive trading days ending on and including the third business day prior to the closing date (such calculation described in (2), the “Equity Award Exchange Ratio”), rounded to the nearest whole number of shares of UnitedHealth Group common stock. A Converted Option will have an exercise price per share equal to (1) the exercise price per share of the equivalent Amedisys Option immediately prior to the Effective Time divided by (2) the Equity Award Exchange Ratio, rounded to the nearest whole cent. In addition, each Amedisys performance-based vesting restricted stock unit award (each, an "Amedisys PSU") held by Amedisys employees will be converted into an equivalent restricted stock unit award of UnitedHealth Group relating to the number of shares of UnitedHealth Group common stock (each, a "Converted PSU") equal to (1) the number of shares of Amedisys common stock subject to such Amedisys PSU immediately prior to the Effective Time, multiplied by (2) the Equity Award Exchange Ratio, assuming achievement at target performance with respect to any Amedisys PSU for which the level of performance-vesting has not yet been determined, rounded to the nearest whole number of shares of UnitedHealth Group common stock. Each Converted RSU Award, Converted Option and Converted PSU Award shall have the same terms and conditions (including any double-trigger protections but excluding any performance-based vesting conditions) that applied to the corresponding Amedisys RSU, Amedisys Option or Amedisys PSU immediately prior to the Effective Time (other than any other terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or other immaterial or administrative or ministerial changes).

Pursuant to the terms of the Merger Agreement, as of the Effective Time, each Amedisys RSU held by a current or former non-employee director of Amedisys (each, a “Director RSU”) that is outstanding as of immediately prior to the Effective Time shall be cancelled and only entitle such holder to receive (without interest) an amount in cash equal to the product of (1) the number of shares of Amedisys common stock subject to such Director RSU Award immediately prior to the Effective Time and (2) the Per Share Merger Consideration.

Conditions to the Merger

The completion of the Merger is subject to certain conditions, including: (1) the adoption of the Merger Agreement by Amedisys stockholders, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the receipt of other required regulatory approvals, (4) the absence of any order or law that has the effect of enjoining or otherwise prohibiting the completion of the Merger, (5) the expiration or termination of the applicable waiting period under applicable antitrust law without the imposition of a Burdensome Condition (as defined in the Merger Agreement), (6) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (7) performance by each party of its respective obligations under the Merger Agreement.

Certain Other Terms of the Merger Agreement

The Merger Agreement includes customary representations, warranties and covenants of Amedisys and UnitedHealth Group. Between the date of execution of the Merger Agreement and the Effective Time, Amedisys has agreed to use its reasonable best efforts to carry on its respective businesses in all material respects in the ordinary course, consistent with past practice, and to preserve its business organization and relationships with customers, suppliers, licensors, licensees and other third parties, and to comply with certain operating covenants.

In addition, Amedisys has agreed not to, and to cause its affiliates and its and their representatives not to, solicit, initiate or knowingly encourage or take any other action to knowingly facilitate any third-party acquisition proposals, and has agreed to certain restrictions on its and its affiliates' and its and their representatives' ability to respond to any such proposals. Subject to certain exceptions, each of Amedisys and UnitedHealth Group has agreed to use reasonable best efforts to cause the Merger to be completed.

The Merger Agreement also contains certain customary termination rights, whereby the parties may terminate the Merger Agreement (i) by mutual written consent, (ii) if a governmental authority of competent jurisdiction issues a final, non-appealable order prohibiting the consummation of the Merger, (iii) if the Merger has not been successfully completed by June 25, 2024 (the "Outside Date") (or, if the Outside Date is extended pursuant to the terms of the Merger Agreement, December 27, 2024), and (iv) following a breach by the other party of its representations or warranties or covenants contained in the Merger Agreement that would result in a failure of a condition to the closing of the Merger, subject to cure rights. In addition, (A) Amedisys may terminate the Merger Agreement, subject to certain conditions, to enter into a definitive agreement with a third party with respect to an Amedisys Superior Proposal (as defined in the Merger Agreement), (B) UnitedHealth Group may terminate the Merger Agreement if the board of directors of Amedisys makes an Amedisys Recommendation Change (as defined in the Merger Agreement) or Amedisys or its subsidiaries has materially breached their obligations described in the first sentence of the immediately preceding paragraph and (C) either party may terminate the Merger Agreement in the event that Amedisys fails to obtain the required vote from its stockholders adopting the Merger Agreement. If the Merger Agreement is terminated (w) due to an Amedisys Recommendation Change or due to failure to obtain the required vote from Amedisys's stockholders adopting the Merger Agreement at a time when UnitedHealth Group could have terminated the Merger Agreement due to an Amedisys Recommendation Change (x) due to a material breach by Amedisys or its subsidiaries of their obligations described in the first sentence of the immediately preceding paragraph, (y) under certain circumstances, where a proposal for an alternative transaction has been made to a party and, within 12 months following termination, such party enters into a definitive agreement providing for an alternative transaction or consummates an alternative transaction or (z) due to Amedisys entering into a definitive agreement with a third party with respect to an Amedisys Superior Proposal prior to Amedisys obtaining the required vote from its stockholders, Amedisys will, in each case, be required to pay to UnitedHealth Group a termination fee of $125,000,000. If the Merger Agreement is terminated because the Merger has not been successfully completed by the Outside Date due to failure to obtain approvals under antitrust laws, subject to certain conditions or due to any order or law that has the effect of enjoining or otherwise prohibiting the completion of the Merger under antitrust laws, then, in each case, UnitedHealth Group will be required to pay to Amedisys a fee of $144,000,000.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of that agreement and solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) will not survive completion of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or willful breach, and (2) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed in Amedisys’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 3, 2023, Amedisys entered into an Agreement and Plan of Merger on May 3, 2023 (the “OPCH Merger Agreement”) with Option Care Health, Inc., a Delaware corporation (“OPCH”) and Uintah Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of OPCH (“OPCH Merger Sub”).

Termination of OPCH Merger Agreement

On June 26, 2023, Amedisys, OPCH and OPCH Merger Sub entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the parties thereto agreed to terminate the OPCH Merger Agreement, effective upon receipt by OPCH of a $106 million termination fee payable by, or on behalf of, Amedisys and only if the payment of such termination fee is received by OPCH within 24 hours of the execution of the Termination Agreement. The Termination Agreement also provides for the mutual release by the parties of all claims against the other parties based upon, arising from, in connection with or relating to the OPCH Merger Agreement.

A copy of the Termination Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board (the “Compensation Committee”) approved one-time equity award grants of time-based restricted stock units that vest ratably over three years to Richard Ashworth, the Chief Executive Officer of Amedisys, with a $2.5 million grant date value, and to Scott Ginn, the Chief Financial Officer of Amedisys with a $1.5 million grant date value, in each case, effective as of the date of entering into the Merger Agreement, in exchange for Messrs. Ashworth and Ginn agreeing not to resign their employment with UnitedHealth Group for Good Reason (as defined in the applicable Amedisys severance plan and the Amedisys’s 2018 Omnibus Incentive Compensation Plan) due to a material diminution of their authority, responsibilities or duties during the six-month period following the Effective Time.

Item 7.01.	Regulation FD Disclosure

On June 26, 2023, Amedisys issued a press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained under this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

In connection with the proposed transaction, Amedisys will file relevant materials with the SEC, including a proxy statement which will be mailed to stockholders of Amedisys. INVESTORS AND SECURITY HOLDERS OF AMEDISYS ARE URGED TO READ THE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Amedisys through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Amedisys will be available free of charge on Amedisys’s internet website at https://investors.amedisys.com or by contacting Amedisys’s investor relations department at IR@amedisys.com.

Certain Information Regarding Participants

Amedisys and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Amedisys is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 27, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from the investor relations department of Amedisys as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include projections as to the anticipated benefits of the proposed transaction as well as statements regarding the impact of the proposed transaction on UnitedHealth Group’s and Amedisys’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction and the closing date for the proposed transaction.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Amedisys’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Amedisys’s control. Amedisys’s actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of various factors. These factors include, among other things, (1) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the inability to complete the proposed transaction on the anticipated terms and timetable, (2) the inability to complete the proposed transaction due to the failure to obtain approval of the stockholders of Amedisys or to satisfy any other condition to closing in a timely manner or at all, or the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, (3) the effect of the pendency of the proposed transaction on Amedisys’s ability to maintain relationships with its patients, payers and providers and retain its management and key employees, (4) costs related to the proposed transaction, and (5) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in UnitedHealth Group’s and Amedisys’s respective filings with the SEC, including the risk factors discussed in Amedisys’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC.

Any forward-looking statement made in this communication is based only on information currently available to Amedisys and speaks only as of the date on which it is made. Amedisys undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. You are cautioned not to rely on Amedisys’s forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 26, 2023, by and among UnitedHealth Group Incorporated, Aurora Holdings Merger Sub Inc. and Amedisys, Inc.*

10.1	Termination Agreement, dated as of June 26, 2023, by and among Amedisys, Inc., Option Care Health, Inc. and Uintah Merger Sub, Inc.*

99.1	Press Release, dated as of June 26, 2023, issued by Amedisys, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Amedisys will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Amedisys may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

Dated: June 26, 2023	By:	/s/ Richard Ashworth
Name: Richard Ashworth
Title: President and Chief Executive Officer